UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

Hanmi Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard, PH-A
Los Angeles, California 90010
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c).	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2013, Hanmi Financial Corporation (“Hanmi”), the holding company for Hanmi Bank (the “Bank”), announced that Bonita I. Lee, age 50, is joining Hanmi and the Bank as its Senior Executive Vice President (“SEVP”) and Chief Operating Officer (“COO”), effective immediately.

Prior to joining Hanmi and the Bank, Ms. Lee was at BBCN Bancorp, Inc. (“BBCN”) where she served as Senior Executive Vice President and Chief Operating Officer since May 2013, Acting President and Chief Operating Officer from February 2013 to April 2013, and Executive Vice President and Chief Operating Officer from December 2011 to January 2013.  At BBCN, Ms. Lee managed its business units and developed and implemented new products and services for business and targeted high net worth customers.  Prior to the merger of Nara Bancorp, Inc. (“Nara”) with Center Financial Corporation, pursuant to which BBCN was formed, Ms. Lee served in various management roles at Nara, including as Chief Operating Officer from March 2009 to November 2011, during which she managed Nara’s business units and helped develop its strategic plans, and as Chief Credit Officer from April 2005 to September 2008, during which she was responsible for the overall management of Nara Bank’s lending operations and loan portfolio.  Ms. Lee also served as Director and Regional President of the Western Region for Shinhan Bank America from September 2008 to March 2009.  Ms. Lee received a Bachelor of Science in Business Administration from the University of Illinois, Chicago.

Ms. Lee will receive an annual base salary of $309,000, and will be eligible to receive a first year cash bonus of up to 50% of her annual base salary, which will be payable 12 months after her start date based upon the attainment of performance goals to be determined.  Ms. Lee is entitled to an automobile allowance of $1,350 per month and 20 days of paid vacation annually. Subject to stockholder approval of the Hanmi Financial Corporation 2013 Equity Compensation Plan, Ms. Lee will be granted a stock option to purchase 50,000 shares of Hanmi common stock at the fair market value of such stock on the date of grant, and 15,000 restricted shares of Hanmi common stock, each of which grants will vest ratably in equal installments over three years, subject to Ms. Lee’s continuing employment with Hanmi and the Bank.

Ms. Lee is eligible to participate in Hanmi’s standard employee benefits plans, including its 401(k) Plan.  There are no transactions in which Ms. Lee has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Ms. Lee as SEVP and COO is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

On August 1, 2013, Hanmi announced that it has promoted three members of its management team to executive vice president from senior vice president.  Shick “Mark” Yoon was promoted to executive vice president and continues to serve as Chief Financial Officer for both Hanmi and the Bank; Jean Lim was promoted to executive vice president and continues to serve as Chief Risk Officer for the Bank; and Greg Kim was promoted to executive vice president and continues to serve as Chief Administrative Officer for the Bank.

A copy of the press release announcing the promotions of Mr. Yoon, Ms. Lim and Mr. Kim is attached hereto as Exhibit 99.2.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Hanmi Financial Corporation, dated August 5, 2013, announcing the appointment of Bonita I. Lee as Senior Executive Vice President and Chief Operating Officer.
99.2	Press release issued by Hanmi Financial Corporation, dated August 1, 2013, announcing the promotions of Shick “Mark” Yoon, Jean Lim, and Greg Kim to Executive Vice President.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2013	HANMI FINANCIAL CORPORATION

	By:	/s/ C. G. Kum
Name: C. G. Kum
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Hanmi Financial Corporation, dated August 5, 2013, announcing the appointment of Bonita I. Lee as Senior Executive Vice President and Chief Operating Officer.
99.2	Press release issued by Hanmi Financial Corporation, dated August 1, 2013, announcing the promotions of Shick “Mark” Yoon, Jean Lim, and Greg Kim to Executive Vice President.